SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2010

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1451 Danville Blvd., Suite 201 , Alamo, CA	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2010, SupportSave Solutions, Inc., a Nevada corporation (the “Company”), executed an employment agreement (the “Agreement”) with Mr. Joseph S. Duryea (“Duryea”).  Pursuant to the terms and conditions of the Agreement:

▪
Duryea will serve as President of the Company. While employed by the Company, Duryea will devote his full working time and energy to the Company and use his best efforts to promote the success of the Company;

▪
Duryea will receive an annual base salary of $150,000 and receive stock grants equal to 2,380,000 shares of the Company’s common stock that will vest according to time and market capitalization milestones. Duryea’s shares have non-dilution rights and are subject to automatic payout by the Company in the event of a change in control;

▪
Without the prior written consent of Duryea, the Company will not perform a change in control, sell its assets outside the ordinary course, or borrow funds in excess of $250,000, along with other restrictions;

▪
Duryea will have the exclusive authority to hire and terminate sales and marketing employees. Duryea is able to grant these employees an aggregate of 4,620,000 shares of common stock from time-to-time. Any shares issued will vest and have the same non-dilution and payout rights that Duryea’s shares have;

▪	The common stock to be granted pursuant to the Agreement will have piggyback registration rights;

▪	Duryea will also be entitled to paid time off, health and other benefits;

▪	Duryea will be subject to non-solicitation restrictions; and

▪	Duryea can only be terminated for cause and may quit for good reason. Upon termination of Duryea’s employment, Duryea will be entitled to severance as provided under the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Agreement is qualified in their entirety by reference to the full text of the Agreement.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the appointment of certain officers is incorporated by reference into this Item 5.02.

On January 22, 2010, the Board of Directors appointed Duryea as President of the Company.

Mr. Duryea has a 20 year career in the BPO industry and has been a key executive in several fast-growing BPO firms.  Over his tenure, he and his teams have secured dozens of multi-million dollar contracts with Fortune 1000 companies across the financial services, healthcare and pharmaceuticals, travel and hospitality, technology and telecommunications sectors. Most recently, Mr. Duryea was Vice President of Sales at PeopleSupport (now Aegis).  While at PeopleSupport, Mr. Duryea headed up PeopleSupport’s sales and marketing and was a member of the Executive Team, until it was ultimately acquired for $250MM by Aegis BPO, a business process outsourcing (BPO) firm based in Mumbai, India, a wholly owned subsidiary of the Essar Group in late 2008.  Previously, Joseph Duryea led BPO sales organizations for Convergys (CVG), ClientLogic (now Sitel), TransWorks (now Minacs), IBM (IBM), and American Express (AXP).

There are no family relationships between Duryea and any of our directors or executive officers. There are no related party transactions between the Company and Duryea reportable under Item 404(a) of Regulation S-K, aside from that already documented in this Current Report.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

A copy of the press release relating to Duryea’s employment with the Company is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 22, 2010
99.1	Press Release dated January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns
Christopher Johns
CEO

Date: January 22, 2010